Exhibit 23







            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------



We consent to the incorporation by reference in Registration Statement No. 333-120812 on Form S-8 of eLEC Communications Corp. of our report dated February 9, 2007 appearing in the Annual Report on Form 10-K of eLEC Communications Corp. for the year ended November 30, 2006.





/s/ Nussbaum Yates & Wolpow, P.C.





Melville, New York
February 9, 2007